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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2004, relating to the consolidated financial statements and financial statement schedule of The Reynolds and Reynolds Company appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 2004.





DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Dayton, Ohio

February 17, 2005